Exhibit 3.1

Form 201
Secretary of State		Filed in the Office of the
P.O. Box 13697		Secretary of State of Texas
Austin, TX 78711-3697		Filing #: 80125522904/13/2010
FAX 512/463-5709		Document #: 303159830004
Image Generated Electronically for Web Filing
Filing Fee $300	Certificate of Formation
For-Profit Corporation

Article 1 - Entity Name and Type

The filing entity being formed is a for-profit corporation.  The name of the entity is:

GEO JS TECH GROUP CORP.

The name must contain the word "corporation", "company", "incorporated". "linited. or an abbreviation of one of these terms.  The name must not be the same as, deceptivley similar to or similar to that of an existing corporate limited liability company or limited partnership name on file with the secretary of state.  A preliminary check for name availability is recommended.

Article   2 -  Registered  Agent  and  Registered Office

☐ A  The initial registered  agent is an organization  (cannot  be corporation  named above) by the narne of:

OR
☒ B  The initial registered  agent is an Individual  resident of the state whose name is set forth below:

Name:
Edward Mui

C  The business address of the registered agent and the reqistered office address is:

Street  Address:
9850 Ranchero Drive     Frisco   TX  75034

Consent of Registered Agent
☐ A.  A copy of the consent of registered  agent is attached

OR
☒ B. The consent of the registered  agent is maintained  by the entity.

Article 3 - Directors

The number of directors constituting the initial board of directors and the names and addresses of the person or persons who are to serve as directors until the first annual meeting of shareholders or until their successors  are elected  and qualified  are set forth below

Director      Edward      Mui
Address    9850 Ranchero Drive     Frisco   TX, USA  75034

Article 4 Authorized  Shares

The total number of shares the corporation is authorized to issue and the par value of each of such shares, or a statement that such shares are without par value is set forth below

Number of Shares	Par Value (must choose and complete either A or B)	Class	Series
10000	o A. has a par value of S
x B without par value

If the shares are to be divided into classes you must set forth the designation of each class, the number of shares of each class and the par value or statement of no par value of each class.  If shares of a class are to be issued in series you must provide the designation of each series.  The preferences, limitations and relative rights of each class or series must be stated in space provided for supplemental information.

Article 5 - Purpose

The purpose for which the corporation  is organized  is for the transaction  of any and all lawful business tor which corporations  may be orqanized under the Texas Business Organizations  Code.

Supplemental Provisions 1 Information

The attached  addendum if any is incorprated herein by reference

Effectiveness of Filing

☒ A. This document  becomes effective  when the document  is filed by the secretary  of state

OR

☐ B  This document  becomes  enecnve at a later date. which is not more than ninety (90) days from tne dale of its signing.  The delayed  effective  date IS:

Organizer

The name and address of the organizer  is set forth below.
Edward Mui           9850 Ranchero Drive, Frisco, TX 75034

Execution

The undersigned affirms that the person desiqnated as registered agent has consented to the appointment.  The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Edward Mui
Signature  of organizer

FILING  OFFICE  COPY

Corporations Section		Hope Andrade
P O Box 13697		Secretary of State
Austin, Texas 78711-3697

Office of the Secretary of State

April 13, 2010

Attn: Bruce B Hubbard

Bruce B Hubbard
77 East John Street
Hicksville, NY 11801 USA

FE: GEO JS TECH GROUP CORP
FIle Number 801255229

It has been our pleasure to file the certificate of formation and issue the enclosed certificare of filing evidencing the existence of the newly created domestic for-profit corporation.

Unless exempted, the entity formed is subject to state tax laws, including franchise tax laws.  Shortly, the Comptroller of Puclic Accounts will be contacting the entity at its registered office for information that will assist the Comptroller in setting up the franchise tax account for the entity.  Informatino about franchise tas and contact information for the Comptroller's office is available on their web site at http://windos.state.tx.us/taxinfo/franchise/index.html.

The entity formed does not file annual reports with the Secretary of State.  Documents will be filed with the Secr4etary of State if the entity needs to amend one of the provisions in its certificate of formation.  It is important for the entity to continuously maintain a registered agent and office in Texas.  Failure to maintain an agent or office or file a change to the information in Texas may result in the involuntary termination of the entity.

If we can be of further service at any time, please let us know.

Sincerely,

Corporations Section
Business & Public Filings Division
512-463-5555

enclosure

Corporations Section		Hope Andrade
P O Box 13697		Secretary of State
Austin, Texas 78711-3697

Office of the Secretary of State

CERTIFICATE OF FILING OF

GEO JS TECH GROUP CORP.
File Number 801255229

The undersigned as Secretary of State of Texas, Hereby certifies that a Certificare of Formation for the above named Domestic For-PRofit Corporation has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Secretary of State, and by cirtue of the authority vested in the secretary by law, hereby issues this certificare evidencing filing effective on the date shown below.

The issuance of theis certificarte does not authorize the use of a name in this state in violation of the rights of another under the federal Trademank Acr of 1946, the Texas trademark law, the Assumend Busineesor Professional Name act, or the common law.

Dated:  04/13/2010

Effective 04/13/2010